Exhibit 99.1

Corbus Pharmaceuticals Reports First Quarter 2021 Financial Results and Provides Corporate Updates

●	Phase 3 study of lenabasum in dermatomyositis on schedule for topline data in Q2 2021
●	Company focused on advancing cannabinoid programs in metabolic diseases and cancer into the clinic in 2022
●	Corbus is actively engaging with potential partners to expand its pipeline through acquisition of external assets
●	Cash and investments on hand of $125M provides projected runway into Q1 2024

Norwood, MA, May 13, 2021 (GLOBE NEWSWIRE) — Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (“Corbus” or the “Company”), a clinical-stage drug development company pioneering transformative medicines that target the endocannabinoid system, today reported financial results for the first quarter of 2021 and provided corporate updates.

Pipeline Updates:

●	Lenabasum, a novel, oral, selective cannabinoid receptor type 2 (CB2) agonist:

○	Dermatomyositis: The last subject completed the final visit in the Phase 3 “DETERMINE” study on March 30, 2021. Topline data are on schedule for Q2 2021.
○	Systemic lupus erythematosus: The last subject was enrolled in the National Institutes of Health-sponsored Phase 2 study on April 20, 2021. Topline data are expected in the second half of 2021.

●	Cannabinoid receptor type 1 (CB1) inverse agonists for metabolic diseases:

○	Corbus compounds promote weight loss and improve glucose tolerance and insulin sensitivity in a preclinical model of diet-induced obesity. Corbus is moving toward candidate selection and first-in-human clinical studies in 2022.

●	CB2 agonists for cancer:

○	Multiple Corbus compounds have demonstrated activity against tumor cells in vitro, and several show activity as monotherapy in animal models of solid tumors. The Company plans candidate selection later this year and first-in-human clinical studies in 2022.

Yuval Cohen, Ph.D., Chief Executive Officer said, “We are making progress on our plan to expand our pipeline with our internal cannabinoid programs as well as actively engaging with potential partners to add new assets.”

Dr. Cohen continued, “We benefit from a strong financial position with approximately $125M of cash and investments on hand, which is expected to fund the Company into the first quarter of 2024.”

Financial Results for First Quarter Ended March 31, 2021:

Revenue from awards and licenses was approximately $648,000 for the three months ended March 31, 2021, compared to approximately $1.8 million in the comparable period in 2020.

Operating expenses decreased by $15.5 million to approximately $16.1 million for the three months ended March 31, 2021, compared to $31.6 million in the comparable period in the prior year. The decrease was primarily attributable to decreased clinical trial and drug manufacturing costs, and an overall reduction in compensation expense.

The Company reported a net loss of approximately $16.1 million, or a net loss per diluted share of $0.14, for the three months ended March 31, 2021, compared to a net loss of approximately $29.7 million, or a net loss per diluted share of $0.43, for the same period in 2020.

Cash, cash equivalents and investments were $125 million as of March 31, 2021. During the first quarter of 2021, the Company raised $58.9 million in net proceeds from the Company’s ATM facility.

The $125 million of cash and investments on hand, as of March 31, 2021, is expected to fund operations into the first quarter of 2024, based on the current planned expenditures.

About Corbus

Corbus Pharmaceuticals Holdings, Inc. is a clinical-stage company focused on the development and commercialization of novel medicines designed to target the endocannabinoid system. The Company’s lead product candidate, lenabasum, is a novel, oral, selective cannabinoid receptor type 2 (CB2) agonist designed to provide an alternative to immunosuppressive medications in the treatment of chronic inflammatory and fibrotic diseases. Lenabasum is currently being evaluated in dermatomyositis and systemic lupus erythematosus. Corbus is also developing a pipeline of other preclinical drug candidates from its endocannabinoid system platform.

Lenabasum is not approved for the treatment of any indication. For more information on Corbus’ clinical programs, please visit here.

For more information, visit http://www.corbuspharma.com/, and connect with us on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s restructuring, trial results, product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors, including the potential impact of the recent COVID-19 pandemic and the potential impact of sustained social distancing efforts, on our operations, clinical development plans and timelines, which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Corbus Pharmaceuticals Holdings, Inc.

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2021	2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$66,613,246	$85,433,441
Marketable Securities	57,399,179	—
Restricted cash	350,000	350,000
Stock subscriptions receivable	—	960,033
Prepaid expenses and other current assets	3,658,794	3,712,861
Contract asset	2,266,120	1,618,296
Total current assets	130,287,339	92,074,631
Restricted cash	669,900	669,900
Property and equipment, net	3,787,596	4,067,837
Operating lease right of use asset	5,096,165	5,248,525
Other assets	304,037	234,038
Total assets	$140,145,037	$102,294,931
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$408,278	$710,158
Accounts payable	3,615,366	7,381,183
Accrued expenses	17,742,474	22,005,432
Derivative liability	803,000	797,000
Operating lease liabilities, current	1,036,297	1,004,063
Total current liabilities	23,605,415	31,897,836
Long-term debt, net of debt discount	18,199,289	18,029,005
Operating lease liabilities, noncurrent	6,823,339	7,093,165
Total liabilities	48,628,043	57,020,006
Stockholders’ equity
Preferred Stock $0.0001 par value: 10,000,000 shares authorized, no shares issued and outstanding at March 31, 2021 and December 31, 2020	—	—
Common stock, $0.0001 par value; 150,000,000 shares authorized, 125,033,006 and 98,852,696 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	12,503	9,885
Additional paid-in capital	411,691,762	349,358,378
Accumulated other comprehensive loss	(28,765)	—
Accumulated deficit	(320,158,506)	(304,093,338)
Total stockholders’ equity	91,516,994	45,274,925
Total liabilities and stockholders’ equity	$140,145,037	$102,294,931

Corbus Pharmaceuticals Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended
	March 31,
	2021	2020
Revenue from awards and licenses	$647,824	$1,762,059
Operating expenses:
Research and development	10,720,823	23,947,866
General and administrative	5,341,197	7,699,479
Total operating expenses	16,062,020	31,647,345
Operating loss	(15,414,196)	(29,885,286)
Other income (expense), net:
Other income (expense), net	(15,094)	-
Interest income (expense), net	(646,550)	101,993
Change in fair value of derivative liability	(6,000)	-
Foreign currency exchange loss, net	16,672	126,493
Other income (expense), net	(650,972)	228,486
Net loss	$(16,065,168)	$(29,656,800)
Net loss per share, basic and diluted	$(0.14)	$(0.43)
Weighted average number of common shares outstanding, basic and diluted	116,344,900	69,272,402

Corbus Pharmaceuticals Contacts:

Ted Jenkins, Senior Director, Investor Relations and Corporate Communications

Phone: +1 (617) 415-7745

Email: ir@corbuspharma.com

Lindsey Smith, Director, Investor Relations and Corporate Communications

Phone: +1 (617) 415-7749

Email: mediainfo@corbuspharma.com

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